Amendment to the Amended and Restated By-Laws

AMENDMENT TO THE SECOND AMENDED AND RESTATED BYLAWS OF
THE LATIN AMERICA EQUITY FUND, INC.

Pursuant to a resolution duly adopted by the Board of Directors of The Latin America Fund, Inc. (the Company), effective on May 17, 2007, the title of BYLAW-SIX and Articles 6.1, 6.2 and 6.3 of BYLAW-SIX of the Companys
Bylaws were amended and restated in their entirety as set forth below.

BYLAW-SIX:  STOCK.
Article 6.1.  Issuance of Stock.  Stockholders of the
Company are not entitled to certificates representing the shares of stock held by them. Shares shall be issued and stock ownership records shall be maintained in book-entry form. Whenever stock certificates are surrendered to the Company, for transfer, exchange or otherwise, the shares of stock issuable or outstanding upon such surrender shall be represented by book-entry without certificates. When the Company issues or transfers shares of stock without certificates, the Company shall provide to record holders of such shares a written statement of the information required by the Maryland General Corporation Law. Such information may include the name of the Company, the name of the Stockholder, the number and class of the shares, any restrictions on transferability, and any other information deemed necessary or appropriate by the Company. The provisions of this Article 6.1 and of Articles 6.2 and 6.3 hereof authorizing issuance of shares by book-entry without certificates shall apply to all issuances of stock of the Company, except to the extent that the use of certificates may be continued as determined by the Board of Directors. Any outstanding stock certificates shall be numbered and entered in the books of the Company. They shall exhibit the holders name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, a Vice President or the Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Any or all of the signatures or the seal on the certificate may be a facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

Article 6.2.  Lost, Stolen or Destroyed Certificates.
The Board of Directors, or the President together with the Treasurer or Secretary, may cause the Company to recognize, by book-entry, the ownership of shares of stock represented by any outstanding certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such book-entry, the Board of Directors, or the President and Treasurer or Secretary, may in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed, and any claim with respect to the Companys book-entry recognition of ownership of the underlying shares.

Article 6.3.  Transfer of Stock.  Shares of stock of
the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. Shares of stock of the Company issued without certificates in book-entry form may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.